Exhibit 10.3
AMENDMENT
TO THE
BIG LOTS, INC.
1996 PERFORMANCE INCENTIVE PLAN
     This Amendment to the Big Lots, Inc. 1996 Performance Incentive Plan (“Amendment”) is made effective as of May 18, 2005 (“Effective Date”), by the Nominating and Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Big Lots, Inc. (“Company”).
     Whereas, the Company has adopted and maintains the Big Lots, Inc. 1996 Performance Incentive Plan, as previously amended (“1996 Incentive Plan”), and desires to amend various terms thereof as set forth herein;
     Whereas, Section 23.7 of the 1996 Incentive Plan authorizes the Committee to amend the 1996 Incentive Plan as it deems necessary or appropriate to better achieve the purposes of the 1996 Incentive Plan, except that no amendment shall be made without the approval of the Company’s shareholders if such amendment would (i) increase the total number of shares available for issuance under the 1996 Incentive Plan, or (ii) cause the 1996 Incentive Plan not to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule;
     Whereas, the 1996 Performance Incentive Plan expires on December 31, 2005, and in anticipation of said expiration, the Company sought and received at the 2005 Annual Meeting of Shareholders the approval of its shareholders for the Big Lots 2005 Long-Term Incentive Plan (“2005 Incentive Plan”) as a replacement equity compensation plan;
     Whereas, in connection with its proxy solicitation process for the 2005 Annual Meeting of Shareholders, the Company represented to its shareholders that if the 2005 Incentive Plan was approved, the Board would cause the terms of the 1996 Incentive Plan to be amended such that the maximum aggregate number of shares of restricted stock, stock equivalent units, and performance units remaining available for grant would be restricted to no more than 33 1/3 percent of all remaining awards issued under the 1996 Inventive Plan;
     Whereas, the Board has, as is permitted by the 1996 Incentive Plan, delegated to the Committee the duty to amend the 1996 Incentive Plan for the purpose of restricting the maximum aggregate number of shares of restricted stock, stock equivalent units, and performance units remaining available for grant to be restricted to no more than 33 1/3 percent of all remaining awards issued under the 1996 Inventive Plan; and
     Whereas, such an amendment by the Committee is not prohibited by the 1996 Incentive Plan.
     Now, therefore, the Committee amends the 1996 Incentive Plan as follows:
1. Defined Terms; References. Terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the 1996 Incentive Plan. Each reference to “hereof,” “hereunder,” “herein,” “hereby,” and similar references contained in the 1996 Incentive Plan, and each reference to “the Plan” and similar references contained in the 1996 Incentive Plan, shall refer to the 1996 Incentive Plan as and to the extent amended hereby.
2. Amendment of Agreement. The following shall be added to the 1996 Incentive Plan as Section 11.4:
     “11.4 Further Restrictions. In addition to the restrictions imposed by Sections 11.2 and 11.3 of the Plan, the maximum aggregate number of shares of Restricted Stock, Stock Equivalent Units and Performance Units that may be issued under the Plan on or after May 18, 2005, shall not exceed 33 1/3 percent of all Awards granted under the Plan on or after May 18, 2005.”

3. Effectiveness of Amendment. This Amendment shall become effective as of the Effective Date. Upon and to the extent of the effectiveness hereof, the 1996 Incentive Plan shall be amended hereby in accordance with the terms hereof, and this Amendment and the 1996 Incentive Plan shall hereafter be one agreement and any reference to the 1996 Incentive Plan in any document, instrument, or agreement shall hereafter mean and include the 1996 Incentive Plan as amended hereby. In the event of irreconcilable inconsistency between the terms or provisions hereof and the terms or provisions of the 1996 Incentive Plan, the terms and provisions hereof shall control. Except as specifically amended by the provisions hereof, the 1996 Incentive Plan shall remain in full force and effect.
     In witness whereof, the Committee has caused this Amendment to be duly executed and delivered by its proper and duly authorized member as of the Effective Date.

NOMINATING AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF BIG LOTS, INC.
By:	/s/ David T. Kollat

Name:	David T. Kollat